Exhibit 4.3.1.2

Atlantic Canada Opportunities Agency	Agence de promotion économique du Canada atlantique

NOV 24 2014 Project No.: 200804 Amendment #5 Metamaterial Technologies Inc. 1 Research Drive Bay 8 Dartmouth, Nova Scotia B2Y 4M9 Attention: Dr. George Palikaras

Dear Dr. Palikaras:

Re: Amendment Approved under the Business Development Program

As per your request, the Atlantic Canada Opportunities Agency (“the Agency”) hereby agrees to the following amendment:

Delete article 3.01, 3.02 and 4.02 (c) and replace with the following:

3.01 The Applicant shall repay the Contribution to the Agency in accordance with the revised repayment schedule attached to this offer.

These amounts are calculated to repay the outstanding balance of the Contribution; however, the last installment will be adjusted to include all sums owing.

3.02 The first repayment installment is due and payable on October 1, 2015.

Subsequent repayment installments are due and payable at intervals of the (1) month thereafter until the Contribution shall be fully repaid.

4.02 As a condition of the Agency’s assistance,

(c)
the Applicant shall ensure the Project is completed as described in the Statement of Work on or before March 31, 2015.

Annex 1- Statement of Work, is to be replaced by the attached revised Annex 1 - Statement of Work, dated November 18, 2014.

Revised Annex 1

STATEMENT OF WORK

November 18, 2014

Amendment to Statement of Work / Modification à l’énoncé des travaux

Project Description

This project will assist the Applicant with using state-of-the-art patented technology to develop a transparent thin film based on nanotechnology that is able to block selected frequencies of light. Eligible costs include research salaries and wages, equipment and materials.

Project Location

Halifax, Nova Scotia

Project Costs		$	Financing	$
Special Equipment		$69,000	ACOA BDP Repayable Contribution	$500,000
Salaries/Wages		300,444	Shareholders’ Injection	166,667
Consultants		231,223
Product Development		66,000
Total Project Costs		$666,667	Total Financing	$666,667
Eligible Costs	Assistance Rate 0.000%
Special Equipment	75%	$69,000
Salaries/Wages	75%	300,444
Consultants	75%	231,223
Product Development	75%	66,000
Total Eligible Costs		$666,667

Expected Results from the Project

The federal government requires that results from projects receiving federal funding be identified. The Agency will thus follow-up on the following expected results identified from your project.

Expected Project Results

The Proponent shall develop one new product (goggles) with its state of the art transparent thin film technology.

Means of Verification

Project final report and product demonstration.

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Client Name:	Metamaterial Technologies Inc.	QA File ID:	200804

REPAYMENT SCHEDULE

Client:	Metamaterial Technologies Inc.	Start Date:	2015/10/01
Account Number:	200804	End Date:	2022/09/01
Number of Repayments:	84
Total Repayable:	$500,000.00

Payment #	Due Date	Repayment Type	Amount Due	Amount Paid to Date	Principal Outstanding
					$500,000.00
421	2015/10/01	Principal	$5,952.00	-$5,952.00	$494,048.00
422	2015/11/01	Principal	$5,952.00	-$5,952.00	$488,096.00
423	2015/12/01	Principal	$5,952.00	-$5,952.00	$482,144.00
424	2016/01/01	Principal	$5,952.00	-$5,952.00	$476,192.00
425	2016/02/01	Principal	$5,952.00	-$5,952.00	$470,240.00
426	2016/03/01	Principal	$5,952.00	-$5,952.00	$464,288.00
427	2016/04/01	Principal	$5,952.00	-$5,952.00	$458,336.00
428	2016/05/01	Principal	$5,952.00	-$5,952.00	$452,384.00
429	2016/06/01	Principal	$5,952.00	-$5,952.00	$446,432.00
430	2016/07/01	Principal	$5,952.00	-$5,952.00	$440,480.00
431	2016/08/01	Principal	$5,952.00	-$5,952.00	$434,528.00
432	2016/09/01	Principal	$5,952.00	-$5,952.00	$428,576.00
433	2016/10/01	Principal	$5,952.00	-$5,952.00	$422,624.00
434	2016/11/01	Principal	$5,952.00	-$5,952.00	$416,672.00
435	2016/12/01	Principal	$5,952.00	-$5,952.00	$410,720.00
436	2017/01/01	Principal	$5,952.00	-$5,952.00	$404,768.00
437	2017/02/01	Principal	$5,952.00	-$5,952.00	$398,816.00
438	2017/03/01	Principal	$5,952.00	-$5,952.00	$392,864.00
439	2017/04/01	Principal	$5,952.00	-$5,952.00	$386,912.00
440	2017/05/01	Principal	$5,952.00	-$5,952.00	$380,960.00
441	2017/06/01	Principal	$5,952.00	-$5,952.00	$375,008.00
442	2017/07/01	Principal	$5,952.00	-$5,952.00	$369,056.00
443	2017/08/01	Principal	$5,952.00	-$5,952.00	$363,104.00
444	2017/09/01	Principal	$5,952.00	-$5,952.00	$357,152.00
445	2017/10/01	Principal	$5,952.00	-$5,952.00	$351,200.00
446	2017/11/01	Principal	$5,952.00	-$5,952.00	$345,248.00
447	2017/12/01	Principal	$5,952.00	-$5,952.00	$339,296.00
448	2018/01/01	Principal	$5,952.00	-$5,952.00	$333,344.00
449	2018/02/01	Principal	$5,952.00	-$5,952.00	$327,392.00
450	2018/03/01	Principal	$5,952.00	-$5,952.00	$321,440.00
451	2018/04/01	Principal	$5,952.00	-$5,952.00	$315,488.00
452	2018/05/01	Principal	$5,952.00	-$5,952.00	$309,536.00
453	2018/06/01	Principal	$5,952.00	-$5,952.00	$303,584.00
454	2018/07/01	Principal	$5,952.00	-$5,952.00	$297,632.00
455	2018/08/01	Principal	$5,952.00	-$5,952.00	$291,680.00
456	2018/09/01	Principal	$5,952.00	-$5,952.00	$285,728.00
457	2018/10/01	Principal	$5,952.00	-$5,952.00	$279,776.00
458	2018/11/01	Principal	$5,952.00	-$5,952.00	$273,824.00
459	2018/12/01	Principal	$5,952.00	-$5,952.00	$267,872.00
460	2019/01/01	Principal	$5,952.00	-$5,952.00	$261,920.00

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461	2019/02/01	Principal	$5,952.00	-$5,952.00	$255,968.00
462	2019/03/01	Principal	$5,952.00	-$5,952.00	$250,016.00
463	2019/04/01	Principal	$5,952.00	-$5,952.00	$244,064.00
464	2019/05/01	Principal	$5,952.00	-$5,952.00	$238,112.00
465	2019/06/01	Principal	$5,952.00	-$5,952.00	$232,160.00
466	2019/07/01	Principal	$5,952.00	-$5,952.00	$226,208.00
467	2019/08/01	Principal	$5,952.00	-$5,952.00	$220,256.00
468	2019/09/01	Principal	$5,952.00	-$5,952.00	$214,304.00
469	2019/10/01	Principal	$5,952.00	-$5,952.00	$208,352.00
470	2019/11/01	Principal	$5,952.00	-$5,952.00	$202,400.00
471	2019/12/01	Principal	$5,952.00	-$5,952.00	$196,448.00
472	2020/01/01	Principal	$5,952.00	-$5,952.00	$190,496.00
473	2020/02/01	Principal	$5,952.00	-$5,952.00	$184,544.00
474	2020/03/01	Principal	$5,952.00	$0.00	$178,592.00
475	2020/04/01	Principal	$5,952.00	$0.00	$172,640.00
476	2020/05/01	Principal	$5,952.00	$0.00	$166,688.00
477	2020/06/01	Principal	$5,952.00	$0.00	$160,736.00
478	2020/07/01	Principal	$5,952.00	$0.00	$154,784.00
479	2020/08/01	Principal	$5,952.00	$0.00	$148,832.00
480	2020/09/01	Principal	$5,952.00	$0.00	$142,880.00
481	2020/10/01	Principal	$5,952.00	$0.00	$136,928.00
482	2020/11/01	Principal	$5,952.00	$0.00	$130,976.00
483	2020/12/01	Principal	$5,952.00	$0.00	$125,024.00
484	2021/01/01	Principal	$5,952.00	$0.00	$119,072.00
485	2021/02/01	Principal	$5,952.00	$0.00	$113,120.00
486	2021/03/01	Principal	$5,952.00	$0.00	$107,168.00
487	2021/04/01	Principal	$5,952.00	$0.00	$101,216.00
488	2021/05/01	Principal	$5,952.00	$0.00	$95,264.00
489	2021/06/01	Principal	$5,952.00	$0.00	$89,312.00
490	2021/07/01	Principal	$5,952.00	$0.00	$83,360.00
491	2021/08/01	Principal	$5,952.00	$0.00	$77,408.00
492	2021/09/01	Principal	$5,952.00	$0.00	$71,456.00
493	2021/10/01	Principal	$5,952.00	$0.00	$65,504.00
494	2021/11/01	Principal	$5,952.00	$0.00	$59,552.00
495	2021/12/01	Principal	$5,952.00	$0.00	$53,600.00
496	2022/01/01	Principal	$5,952.00	$0.00	$47,648.00
497	2022/02/01	Principal	$5,952.00	$0.00	$41,696.00
498	2022/03/01	Principal	$5,952.00	$0.00	$35,744.00
499	2022/04/01	Principal	$5,952.00	$0.00	$29,792.00
500	2022/05/01	Principal	$5,952.00	$0.00	$23,840.00
501	2022/06/01	Principal	$5,952.00	$0.00	$17,888.00
502	2022/07/01	Principal	$5,952.00	$0.00	$11,936.00
503	2022/08/01	Principal	$5,952.00	$0.00	$5,984.00
504	2022/09/01	Principal	$5,984.00	$0.00	$0.00